December 21, 2007

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

RE:	Clear Skies Holdings, Inc.
(f/k/a BIP Oil, Inc.)

File Ref. No. 333-143695

We have read the statements of Clear Skies Holdings, Inc. (f/k/a BIP Oil, Inc.) pertaining to our firm included under Item 4.01 of Form 8-K dated December 21, 2007 and agree with such statements as they pertain to our firm.

Regards,

/s/ Webb & Company, P.A. WEBB & COMPANY, P.A. Certified Public Accountants

1525 Arezzo Circle
Boynton Beach, FL 33436
Telephone: (561)752-1721
Fax: (561)735-7679
www.cpawebb.com